UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

____________________

FIRSTFED FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard Los Angeles, California		90066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 302-5600

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(b)           On November 30, 2009, FirstFed Financial Corp. (the “Company”), at the direction of the Audit Committee of the Company’s Board of Directors, engaged Squar, Milner, Peterson, Miranda & Williamson LLP (“Squar Milner”) as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2009.  During the Company’s two most recent fiscal years ended December 31, 2008 and 2007 and the interim period from January 1, 2009 to the November 30, 2009 engagement of Squar Milner, neither the Company nor any one acting on its behalf consulted with Squar Milner regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Squar Milner concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

December 4, 2009	By:	/s/ Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer